Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268710

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 22, 2023)

Up to $2,300,000

American Depositary Shares each representing two hundred (200) Ordinary Shares

Purple Biotech Ltd.

We have entered into an At The Market Offering Agreement, dated September 19, 2025 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”) relating to the offer and sale from time to time of American Depositary Shares (“ADSs”) offered by this prospectus supplement and the accompanying base prospectus. Each ADS represents two hundred (200) of our ordinary shares, no par value per share (“Ordinary Shares”). Under this prospectus supplement and the accompanying base prospectus, we may offer and sell ADSs having an aggregate offering price of up to $2,300,000 from time to time through or to Wainwright, acting as our agent or principal, in accordance with the Sales Agreement.

Sales of the ADSs, if any, under this prospectus supplement and the accompanying base prospectus may be made by any method permitted by law that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), the existing trading market for the ADSs, on or through any other existing trading market for our Ordinary Shares or the ADSs, to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of ADSs but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, on mutually agreed terms between Wainwright and us. There are no minimum sale requirements, and there is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the ADSs will be sold in the section entitled “Plan of Distribution.”

The compensation payable to Wainwright for sales of ADSs sold pursuant to the Sales Agreement will be equal to 3.0% of the gross proceeds of any ADSs sold by Wainwright under the Sales Agreement. See “Plan of Distribution” beginning on page S-19 for additional information regarding the compensation to be paid to Wainwright. In connection with the sale of the ADSs on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This offering pursuant to this prospectus supplement and the accompanying base prospectus will terminate upon the termination by us or Wainwright of the Sales Agreement pursuant to its terms.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is $24,963,503, based on 1,799,171,400 Ordinary Shares outstanding held by non-affiliates (which would be represented by 8,995,857 ADSs), and a price of $2.775 per ADS, the closing price of the ADSs on July 21, 2025, as reported on Nasdaq. As of the date hereof, we have sold or offered a total of $6,005,338 of ADSs pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to the registration statement of which this prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below $75.0 million.

On September 18, 2025, the last reported sale price of the ADSs on Nasdaq was $0.59 per ADS. Our Ordinary Shares are listed on the Tel Aviv Stock Exchange (“TASE”) under the symbol “PPBT.” On September 18, 2025, the last reported sale price of our Ordinary Shares on the TASE was NIS 0.011, or $0.003 per Ordinary Share (based on the exchange rate reported by the Bank of Israel on such date, which was NIS 3.34 = $1.00).

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 5 of the accompanying base prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

None of the United States Securities and Exchange Commission, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is September 19, 2025.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus or the documents incorporated herein by reference filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying base prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information provided or incorporated by reference into this prospectus supplement and the accompanying base prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Incorporation of Information by Reference” on page S-21 of this prospectus supplement. We have not, and Wainwright has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying base prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement and the accompanying base prospectus, nor any distribution of securities pursuant to this prospectus supplement and the accompanying base prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement and the accompanying base prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Information by Reference,” on page S-21 of this prospectus supplement.

Unless the context otherwise requires, all references to “Purple”, “Purple Biotech”, “Company,” “we,” “us,” “our,” “our company” and similar designations refer to Purple Biotech Ltd., together with (i) its former wholly-owned subsidiary, Kitov Pharmaceuticals, (ii) its majority owned subsidiary, TyrNovo, (iii) its wholly owned subsidiary, FameWave, (iv) its wholly owned subsidiary, Immunorizon, and (v) its wholly owned subsidiary Purple Biotech GmbH (in the process of dissolution), except where otherwise stated or where it is clear that the terms mean only Purple Biotech Ltd. exclusive of any subsidiaries. The trademarks, trade names and service marks appearing in this prospectus supplement are property of their respective owners.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

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We are offering to sell, and seeking offers to buy, ADSs representing our Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the U.S. who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement and the accompanying base prospectus outside the U.S. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless specifically provided otherwise herein, the information that follows in this prospectus supplement, other than in the historical financial statements and related notes included elsewhere in this prospectus, give retrospective effect to:

●	Effective as January 4, 2019, we effected a consolidation of our share capital at a ratio of 1:20, such that each twenty (20) Ordinary Shares were consolidated into one (1) Ordinary Share.

●	Effective as of August 21, 2020, we effected a change in the ratio of Ordinary Shares to each ADS, such that the ratio of ADSs to Ordinary Shares changed from one (1) ADS representing one (1) Ordinary Share to a new ratio of one (1) ADS representing ten (10) Ordinary Shares.

●	Effective as of September 17, 2024, we effected a change in the ratio of Ordinary Shares to each ADS, such that the ratio of ADSs to Ordinary Shares changed from one (1) ADS representing ten (10) Ordinary Shares to a new ratio of one (1) ADS representing two hundred (200) Ordinary Shares.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We report under International Financial Reporting Standards, as issued by the International Accounting Standards Board. None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.

The term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “US$” or “$” refer to U.S. dollars, the lawful currency of the United States. Our functional and presentation currency is the U.S. dollar. Foreign currency transactions in currencies other than the U.S. dollar are translated in this prospectus supplement into U.S. dollars using exchange rates in effect at the date of the transactions.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

MARKET AND INDUSTRY DATA

This prospectus supplement contains industry, market and competitive position data that are based on industry publications and studies conducted by third parties as well as our own internal estimates and research. These industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein may include forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page S-5 of this prospectus supplement, under the similar headings of our most recent Annual Report on Form 20-F incorporated by reference herein, and certain other matters discussed in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein and therein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, including the safety and efficacy of our therapeutic candidates, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into the next stages of clinical trials, or to successfully complete our planned and ongoing preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	our ability to acquire or in-license additional therapeutic candidates, integrate acquired therapeutic candidates successfully into our business and to realize the anticipated benefits of acquisitions;

●	a delay or rejection of an Investigational New Drug (“IND”) application, New Drug Application or Biologics License Application for one or more of our therapeutic candidates;

●	our ability to maintain compliance with the NASDAQ listing standards;

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●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the U.S. Food and Drug Administration (“FDA”) or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to commercialize, out-license or partner our drug candidates and/or our pharmaceutical products;

●	our ability to establish collaborations for our therapeutic candidates;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our need for and ability to access sufficient additional financing;

●	the impact of competitive companies and technologies on our industry; and

●	the impact of the political, economic, security and public health situation in Israel, the United States and other countries in which we may operate or obtain approvals for our products or our business, including the impact of the current conditions in Israel on our business, which may exacerbate the magnitude of the factors discussed above.

We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein, particularly in the “Risk Factors” sections of these documents, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus supplement, the accompanying base prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have authorized for use, and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before investing in the ADSs. You should carefully read and consider this entire prospectus supplement, the accompanying base prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on page S-5 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The Company

We are a clinical-stage company developing first-in-class therapies that seek to overcome tumor immune evasion and drug resistance.

Our oncology pipeline includes CAPTN-3, CM24 and NT219 and. In developing these programs, we aim to address both the tumor and the tumor microenvironment (TME) to potentially improve patient outcomes.

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CAPTN-3: A platform technology of conditionally activated tri-specific antibodies that engages both T cells and NK cells and a specific tumor-associated antigen (TAA) to induce a strong, localized immune response within the TME. A cleavable capping technology confines the compound’s therapeutic activity to the local TME, thereby potentially increasing the anticipated therapeutic window in patients. This technology presents a novel mechanism of action by unleashing both innate and adaptive immune responses at the TME to induce an optimal anti-tumor immune response. IM1240 is the platform’s lead tri-specific in preclinical development that targets the 5T4 antigen, which is expressed in a variety of solid tumors and is associated with advanced disease, increased invasiveness and poor clinical outcomes. Preclinical studies have shown sustained tumor regression in a triple-negative breast cancer in-vivo model and pronounced anti-tumor effects in non-small cell lung cancer patient-derived explants (PDEs). In-vivo and in-vitro data demonstrated the platform's plug-and-play capability and a potentially beneficial safety profile. During 2024, we held a pre-IND meeting with the FDA that provided a clear path forward for our development plan through Phase 1 and we expect to submit an IND application to the FDA for IM1240 during 2026 and plan to initiate a first-in-human study thereafter.

CM24: Our lead oncology drug, CM24, is a humanized monoclonal antibody designed to block the interactions of Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (CEACAM1), a glycoprotein that plays a key role in immune regulation, cell adhesion, and tumor progression. CEACAM1 promotes tumor immune evasion and progression through multiple pathways. We have concluded a randomized, controlled, open-label, multicenter, proof of concept Phase 2 study for CM24 as a combination therapy with an anti-PD-1 checkpoint inhibitor and chemotherapy for the treatment of second-line pancreatic ductal adenocarcinoma (PDAC). The final data for the study demonstrated consistent improvement across all efficacy endpoints and also identified potentially predictive biomarkers, including pretreatment levels of CEACAM1 and neutrophil extracellular traps (NETs) levels in the serum and pretreatment levels of CEACAM1 in the tumor. We are planning a Phase 2b study targeting patients based on the potential biomarkers. We plan to initiate this study upon partnering or obtaining sufficient investment to perform this study.

●	NT219: A dual inhibitor, small molecule that simultaneously targets Insulin Receptor Substrate 1 and 2 (IRS1/2) and Signal Transducer and Activator of Transcription (STAT3), two major survival signal transduction pathways driving the development of cancer drug resistance. We concluded a Phase 1 dose escalation study evaluating NT219 as a monotherapy and in combination with cetuximab. NT219 demonstrated anti-tumor activity as a second-line treatment of patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck. We entered into a research agreement with the University of Colorado Anschutz Medical Campus for an investigator-initiated Phase 2 study evaluating NT219 in patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck in combination with cetuximab or pembrolizumab, which was initiated in June 2025.

Termination of the Jefferies ATM Program

Effective as of September 18, 2025, we terminated the Open Market Sale Agreement that we entered into with Jefferies LLC in June 2021, for the offer and sale, from time to time, of ADSs through an “at-the-market” equity offering program (the “Jefferies ATM Program”) and pursuant to a prospectus dated May 22, 2023, as supplemented by prospectus supplements, dated October 17, 2023, and January 6, 2025. We sold an aggregate of 983,317 ADSs for aggregate gross proceeds of $7,729,691, at an average price of $7.86 per ADS pursuant to the Jefferies ATM Program.

Public Offering and Exercise of Pre-Funded Warrants

On September 5, 2025, the Company completed a public offering (the “2025 Public Offering”) pursuant to which the Company issued an aggregate of 3,055,000 ADSs, pre-funded warrants (the “2025 Pre-Funded Warrants”) to purchase up to 2,944,999 ADSs, and short-term warrants to purchase up to 11,999,998 ADSs at a combined public offering price of $1.00 per ADS and accompanying short-term warrants or $0.9999 per 2025 Pre-Funded Warrant and accompanying short-term warrants. The net proceeds from the 2025 Public Offering were approximately $5,200,000.

As of the date of this prospectus supplement, all 2025 Pre-Funded Warrants have been exercised on a cash basis at the exercise price of $0.0001 per ADS.

The accompanying short-term warrants have an exercise price per ADS of $1.00 and will be immediately exercisable for a term of twenty-four (24) months from the date of issuance.

Corporate Information

We were incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968. Our Ordinary Shares were originally listed for trading on the TASE in 1978 and the ADSs have been traded on Nasdaq since November 2015. Our Ordinary Shares are currently traded on the TASE under the symbol “PPBT”, and the ADSs are currently traded on Nasdaq under the symbol “PPBT”. The Company is headquartered at 4 Oppenheimer Street, Science Park, Rehovot 7670104, Israel and our telephone number is +972-3-933-3121. Our website address is www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein. We have included our website address in this prospectus supplement solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC at www.sec.gov.

THE OFFERING

ADSs offered by us in this offering	ADSs, each ADS representing 200 Ordinary Shares, no par value per share, having an aggregate offering price of up to $2,300,000.

Ordinary Shares to be outstanding after this offering(1)	After giving effect to the assumed sale of ADSs in the aggregate amount of $2,300,000 at an assumed offering price of $0.603 per ADS, the last reported sale price of the ADSs on Nasdaq on September 16, 2025, the number of our Ordinary Shares to be outstanding after this offering is 2,568,942,200 Ordinary Shares (such number of Ordinary Shares would be represented by 12,844,711 ADSs).

The ADSs

Each ADS represents 200 Ordinary Shares.

As a holder of ADSs, we will not treat you as one of our shareholders. The Depositary, as depositary, or its nominee, will be the holder of the Ordinary Shares underlying the ADSs and you will have rights as provided in the Deposit Agreement, dated November 20, 2015, among us, the Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”).

Subject to the terms of the Deposit Agreement and in compliance with the relevant requirements set out in the prospectus supplement or the accompanying base prospectus, you may turn in the ADSs to the Depositary for cancellation and withdrawal of the Ordinary Shares underlying the ADSs. The Depositary will charge you fees for such cancellations pursuant to the Deposit Agreement.

You should carefully read the Deposit Agreement to better understand the terms of the ADSs.

Manner of Offering	“At the market” offering that may be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act through our sales agent, Wainwright. See “Plan of Distribution.”

Use of Proceeds	We currently intend to use the proceeds from this offering to fund the development of our oncology therapeutic candidates, and for general working capital and corporate purposes. See “Use of Proceeds.”

Listing	The ADSs are listed on Nasdaq under the symbol “PPBT” and our Ordinary Shares are listed on the TASE under the symbol “PPBT.”

Risk Factors	Before deciding to invest in the ADSs, you should carefully consider the risks related to our business, the offering and our securities. See “Risk Factors” on page S-5 of this prospectus supplement, on page 5 of the accompanying base prospectus and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Depositary	The Bank of New York Mellon.

(1) The number of our Ordinary Shares (including shares represented by ADSs) to be outstanding after this offering are based on 1,806,089,800 Ordinary Shares outstanding as of September 16, 2025 (not including one Ordinary Share held in treasury; such number of Ordinary Shares would be represented by 9,030,449 ADSs) and excludes as of September 16, 2025:

●	26,539,579 Ordinary Shares, represented by 132,698 ADSs, issuable upon exercise of options and settlement of RSUs granted under our 2016 Equity Incentive Plan, at a weighted average exercise price of approximately $0.54 per share;

●	1,400,000 Ordinary Shares, represented by 7,000 ADSs, issuable upon exercise of placement agent warrants issued in connection with the April 2020 warrant exercise transaction, with an exercise price of $81.25 per ADS (the “April 2020 PA Warrants”);

●	7,933,330 Ordinary Shares, represented by 39,667 ADSs, issuable upon exercise of warrants issued to an investor in the private placement concurrent with our May 2020 registered direct offering (the “May 2020 Offering”), with an exercise price of $80.00 per ADS;

●	1,750,000 Ordinary Shares, represented by 8,750 ADSs, issuable upon exercise of placement agent warrants issued to designees of the placement agent as compensation in connection with the May 2020 Offering, with an exercise price of $100.00 per ADS (the “May 2020 PA Warrants”);

●	5,555,600 Ordinary Shares, represented by 27,778 ADSs, issuable upon exercise of warrants issued to investors in the June 2020 registered direct offering (the “June 2020 Offering”), with an exercise price of $180.00 per ADS;

●	1,944,430 Ordinary Shares, represented by 9,722 ADSs, issuable upon exercise of placement agent warrants issued to designees of the placement agent as compensation in connection with the June 2020 Offering, with an exercise price of $225.00 per ADS (the “June 2020 PA Warrants”);

●	3,043,480 Ordinary Shares, represented by 15,217 ADSs, issuable upon exercise of placement agent warrants issued to designees of the placement agent as compensation in connection with the October 2023 registered direct offering, with an exercise price of $28.75 per ADS (the “October 2023 PA Warrants”);

●	49,793,830 Ordinary Shares, represented by 248,969 ADSs, issuable upon exercise of the Series A-1 Warrants issued to a holder in connection with the July 2024 warrant exercise transaction (the “July 2024 Series A-1 Warrants”), with an exercise price of $8.00 per ADS;

●	62,876,350 Ordinary Shares, represented by 314,382 ADSs, issuable upon exercise of the Series A-2 Warrants issued to the Holders in connection with the July 2024 warrant exercise transaction (the “July 2024 Series A-2 Warrants”), with an exercise price of $8.00 per ADS;

●	3,943,460 Ordinary Shares, represented by 19,717 ADSs, issuable upon the exercise of the placement agent warrants issued to designees of the placement agent as compensation in connection with the July 2024 warrant exercise transaction (the “July 2024 PA Warrants”), with an exercise price of $9.00 per ADS;

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6,617,400 Ordinary Shares, represented by 33,087 ADSs, issuable upon the exercise of the placement agent warrants issued to designees of the placement agent as compensation in connection with the December 2024 registered direct offering (the “December 2024 PA Warrants”), with an exercise price of $7.50 per ADS;

●	2,399,999,600 Ordinary Shares, represented by 11,999,998 ADSs, issuable upon the exercise of the Series B warrants issued on September 5, 2025, with an exercise price of $1.00 per ADS; and
●	84,000,000 Ordinary Shares, represented by 420,000 ADSs, issuable upon the exercise of the placement agent warrants issued to designees of the placement agent as compensation in connection with the 2025 Public Offering (the “2025 PA Warrants”), with an exercise price of $1.25 per ADS.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding securities described above and assumes no exercise of the outstanding options or warrants or vesting or settlement of the outstanding RSUs, as applicable, described above.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein, you should carefully consider the risks discussed below and under the heading “Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 (the “2024 Annual Report”), before making a decision about investing in our securities. The risks and uncertainties discussed below and in our 2024 Annual Report are not the only risks we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of the ADSs could decline, and you could lose part or all of your investment.

Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Current Condition in Israel

We conduct our operations in Israel and therefore, political, economic and military instability in Israel and its region may adversely affect our business, results of operations, and financial condition.

Because we are incorporated under the laws of the state of Israel and our operations are conducted in Israel, our business and operations are directly affected by economic, political, geopolitical and military conditions in Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries and terrorist organizations active in the region, including Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon), which have involved missile strikes, hostile infiltrations, terrorism against civilian targets in various parts of Israel, and recently abduction of soldiers and citizens.

On October 7, 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers. In response, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. Subsequent to the commencement of the Hamas-Israel war, Hezbollah in Lebanon launched missile, rocket and shooting attacks against Israeli military sites, troops and Israeli towns in northern Israel; and the Houthis, a military organization based in Yemen, launched a series of attacks on global shipping routes in the Red Sea, as well as direct attacks on various parts of Israel. In response to these attacks, the Israeli army carried out a number of targeted strikes on sites belonging to Hezbollah and conducted ground operations in southern Lebanon. In addition, in April and October 2024, Iran launched direct attacks on Israel, involving hundreds of drones and ballistic missiles launched directly towards highly populated civilian areas and military bases. In November 2024, a ceasefire agreement was reached between Hezbollah in Lebanon and Israel; however, Hezbollah breached the ceasefire agreement in March 2025. In January 2025, a temporary ceasefire agreement was reached between Hamas in Gaza and Israel, which remained in effect until mid-March 2025, when Israel resumed military operation is Gaza. In June 2025, Israel initiated military strikes against Iranian military infrastructure and strategic sites. Iran subsequently responded with missile and unmanned aerial vehicle attacks targeting Israeli civilian and military targets. Active hostilities between Israel and Iran continued for twelve days before a ceasefire agreement was reached. We cannot predict if and to what extent any ceasefire agreements will be reached or upheld. Any hostilities involving Israel, or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and results of operations and could make it more difficult for us to raise capital.

Since the war broke out in October 2023, our operations have not been adversely affected in a material manner, and we have not experienced material disruptions to our business operations. We currently do not have active clinical studies in Israel and CM24 and NT219 are both manufactured by service providers outside of Israel. Most of our research and development work is being conducted by third-party entities outside of Israel. However, a prolonged and/or heightened conflict could have an adverse effect on our business, financial condition and results of operation.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business.

The global perception of Israel and Israeli companies, influenced by actions by international judicial bodies, may lead to increased sanctions and other negative measures against Israel and Israeli companies. In addition, the political and security situation in Israel could also result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. There is also a growing movement among countries, activists, and organizations to boycott Israeli goods and services or restrict business with Israel and Israeli companies. These restrictive laws and policies, along with any future rulings from international tribunals against Israel, may have an adverse impact on our operating results, financial condition or our business.

In connection with the Israeli security cabinet’s declaration of war against Hamas and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. As of June 30, 2025, none of our current employees in Israel are currently on active military duty. However, military service call ups that result in absences of personnel for extended periods may materially and adversely affect our business, prospects, financial condition and results of operations.

Finally, political conditions within Israel may affect our operations. Israel held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, and has recently renewed its efforts to effect such changes. In response to the foregoing developments, certain individuals, organizations, and institutions, both within and outside of Israel, voiced concerns that such proposed changes, if adopted, may negatively impact the business environment in Israel. Such proposed changes may also lead to political instability or civil unrest. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and the market price of our shares, as well as on our ability to raise additional capital.

Risks Related to the ADSs

Our failure to maintain compliance with Nasdaq’s continued listing requirements, including the minimum bid price requirement, could result in the delisting of the ADSs.

As of the date of this prospectus supplement, the ADSs have traded below the minimum closing bid price of $1.00 per ADS for 11 consecutive business days. In the event that the closing bid price of the ADSs for 30 consecutive business days remains below the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) we will fail to be in compliance with the Minimum Bid Price Requirement and we will receive a minimum bid price notice. We could lose our listing on Nasdaq if the closing bid price of the ADSs does not increase or if in the future, we fail to meet any of the other Nasdaq listing requirements. The loss of our Nasdaq listing would in all likelihood make the ADSs significantly less liquid and adversely affect its value, and shareholders may lose some or all of their investment.

U.S. holders of ADSs may suffer adverse tax consequences if we were characterized as a passive foreign investment company.

Based on the current composition of our gross income and assets and on reasonable assumptions and projections no assurance can be given that we will not be treated as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes for 2025. If we were characterized as a PFIC, U.S. holders of the ADSs may suffer adverse tax consequences such as (i) having gains realized on the sale of the ADSs treated as ordinary income rather than capital gain, not qualifying for the preferential rate otherwise applicable to dividends received in respect of the ADSs by individuals who are U.S. holders, and (ii) having interest charges apply to certain distributions by us and upon certain sales of the ADSs.

We currently do not anticipate paying cash dividends, and accordingly, investors must rely on the appreciation in our Ordinary Shares and ADSs for any return on their investment.

We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. The ability of an Israeli company to pay dividends is governed by Israeli law, which provides that unless otherwise approved by a court, distributions, including cash dividends, may be made only out of retained earnings as determined for statutory purposes, and only if there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations, as they become due. Subject to the foregoing, payment of future dividends, if any, will be at the discretion of our Board of Directors and will depend on various factors, such as our financial condition, operating results, current and anticipated cash needs and other business and economic factors that our Board of Directors may deem relevant. Since we do not have earnings, we currently do not have any ability to pay dividends or repurchase our shares, absent court approval. Therefore, the success of an investment in our Ordinary Shares and ADSs will depend upon any future appreciation in their value. There is no guarantee that our Ordinary Shares and ADSs will appreciate in value or even maintain the price at which our holders have purchased their Ordinary Shares and ADSs.

Risks Related to the Offering

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

It is not possible to predict the number of ADSs that will be sold under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Wainwright at any time throughout the term of the Sales Agreement. The number of ADSs that are sold through Wainwright after our delivery of a placement notice will fluctuate based on a number of factors, including the market price of the ADSs during the sales period, any limits we may set with Wainwright in any applicable placement notice and the demand for the ADSs. Accordingly, it is not possible at this stage to predict the number of ADSs that will ultimately be sold.

The ADSs offered hereby will be sold in “at-the-market offerings” and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times likely will pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of ADSs sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for ADSs to be sold in this offering. Investors may experience a decline in the value of the ADSs they purchase in this offering as a result of sales made at prices lower than the prices they paid.

ADSs representing a substantial percentage of our outstanding Ordinary Shares may be sold in this offering and such ADSs will be freely tradable, which could cause the price of the ADSs to decline.

A substantial number of the ADSs may be sold in the public market in this offering, and all of the ADSs sold in this offering will be freely tradable without restriction or further registration under the Securities Act. These sales, and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, may cause the market price of the ADSs to decline. This could make it more difficult for you to sell your ADSs at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ADSs, Ordinary Shares or other securities convertible into or exchangeable for ADSs or our Ordinary Shares at prices that may not be the same as the price per ADS in this offering. We may sell ADSs, Ordinary Shares or other securities in any other offering at a price per share that is less than the price per ADS paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to the rights of ADS holders. The price per share at which we sell additional ADSs, Ordinary Shares or securities convertible or exchangeable into ADSs or Ordinary Shares, in future transactions may be higher or lower than the price per ADS paid by investors in this offering.

USE OF PROCEEDS

We may offer and sell ADSs having aggregate sales proceeds of up to $2,300,000 from time to time under this prospectus supplement and the accompanying base prospectus. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any ADSs under or fully utilize the Sales Agreement with Wainwright as a source of financing.

We currently intend to use the net proceeds of this offering to fund the development of our oncology therapeutic candidates and for general working capital and corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business conditions. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the progress of the development programs for our oncology therapeutic candidates and the amount of cash used in our operations. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, investment-grade, interest-bearing instruments.

CAPITALIZATION

The table below sets forth our total capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis, after giving effect to (i) the sale of 191,545 ADSs at an average offering price of $2.36 per ADS between July 1, 2025 and August 27, 2025, pursuant to the Jefferies ATM Program, (ii) the 2025 Public Offering and the exercise for cash of all 2025 Pre-Funded Warrants issued in the 2025 Public Offering (collectively, the “Pro Forma Adjustment”); and

●	on a pro forma as adjusted basis, to further reflect the sale of 3,814,262 ADSs at an assumed offering price of $0.603 per ADS (the last reported sale price of the ADSs on Nasdaq on September 16, 2025), pursuant to the Sales Agreement.

The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement, and the information set forth under “Item 5. Operating and Financial Review and Prospects” of our 2024 Annual Report, incorporated by reference into this prospectus supplement, as well as “Use of Proceeds” in this prospectus supplement.

The pro forma and pro forma as adjusted information below is unaudited and illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual sales price of the ADSs and the total number of ADSs sold under the Sales Agreement.

	As of June 30, 2025
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands, except for share data)

Cash and cash equivalents	$5,593	$11,220	$13,270
Shareholders’ equity:
Ordinary shares	-	-	-
Share premium	149,823	155,450	157,500
Receipts on account of warrants	21,145	21,145	21,145
Capital reserves	7,268	7,268	7,268
Accumulated loss	(146,231)	(146,231)	(146,231)
Total shareholders’ equity	32,005	37,632	39,682
Non-controlling interest	44	44	44
Total capitalization	$32,049	$37,676	$39,726

Unless otherwise indicated, the above discussion and table are based on 567,781,001 Ordinary Shares outstanding as of June 30, 2025 (not including one Ordinary Share held in treasury; such number of Ordinary Shares would be represented by 2,838,905 ADSs) and excludes as of June 30, 2025:

●	26,539,579 Ordinary Shares, represented by 132,698 ADSs, issuable upon exercise of options and settlement of RSUs granted under our 2016 Equity Incentive Plan, at a weighted average exercise price of approximately $0.54 per share;

●	1,400,000 Ordinary Shares, represented by 7,000 ADSs, issuable upon exercise of the April 2020 PA Warrants, with an exercise price of $81.25 per ADS;

●	7,933,330 Ordinary Shares, represented by 39,667 ADSs, issuable upon exercise of warrants issued to an investor in the private placement concurrent with the May 2020 Offering, with an exercise price of $80.00 per ADS;

●	1,750,000 Ordinary Shares, represented by 8,750 ADSs, issuable upon exercise of the May 2020 PA Warrants, with an exercise price of $100.00 per ADS;

●	5,555,600 Ordinary Shares, represented by 27,778 ADSs, issuable upon exercise of warrants issued to investors in the June 2020 Offering, with an exercise price of $180.00 per ADS;

●	1,944,430 Ordinary Shares, represented by 9,722 ADSs, issuable upon exercise of the June 2020 PA Warrants, with an exercise price of $225.00 per ADS;

●	3,043,480 Ordinary Shares, represented by 15,217 ADSs, issuable upon exercise of the October 2023 PA Warrants, with an exercise price of $28.75 per ADS;

●	49,793,830 Ordinary Shares, represented by 248,969 ADSs, issuable upon exercise of the July 2024 Series A-1 Warrants, with an exercise price of $8.00 per ADS;

●	62,876,350 Ordinary Shares, represented by 314,382 ADSs, issuable upon exercise of the July 2024 Series A-2 Warrants, with an exercise price of $8.00 per ADS;

●	3,943,460 Ordinary Shares, represented by 19,717 ADSs, issuable upon the exercise of the July 2024 PA Warrants, with an exercise price of $9.00 per ADS; and

●	6,617,400 Ordinary Shares, represented by 33,087 ADSs, issuable upon the exercise of the December 2024 PA Warrants, with an exercise price of $7.50 per ADS.

MATERIAL TAX CONSIDERATIONS

Israeli Tax Considerations

The following is a brief summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of our securities. This discussion does not purport to constitute a complete analysis of all potential Israeli tax consequences applicable to investors upon purchasing, owning or disposing of our securities. In particular, this discussion does not take into account the specific circumstances of any particular investor, such as traders in securities or persons that own, directly or indirectly, 10% or more of our outstanding voting capital, all of whom are subject to special tax regimes not covered in this discussion. Some parts of this discussion may be based on new tax legislation which has not been subject to judicial or administrative interpretation. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below. The discussion should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

Each prospective investor in our securities is urged to consult its own tax advisor with respect to the particular tax consequences to such investor of the acquisition, ownership and disposition of our securities, including the applicability and effect of any Israeli tax laws and any applicable tax treaties.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax on their taxable income. The Israeli corporate tax rate is 23% since 2018.

Taxation of Shareholders

Capital Gains

Israeli law generally imposes a capital gains tax on the sale of any capital assets by residents of Israel, as defined for Israeli tax purposes, and on the sale of capital assets by a non-resident of Israel if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, or (iv) a right in a foreign resident corporation, which in its essence is the owner of a direct or indirect right to property located in Israel (with respect to the portion of the gain attributed to the property located in Israel), unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The law distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain, which is equivalent to the increase of the relevant asset’s purchase price, which is attributable to the increase in the Israeli consumer price index between the date of purchase and the date of sale. The real gain is the excess of the total capital gain over the inflationary surplus.

The tax rate applicable to capital gains derived from the sale of our securities, whether listed on a stock market or not, is subject to a marginal tax rate according to Section 121 of the Israeli Income Tax Ordinance but shall not exceed 25% for Israeli individuals, unless such shareholder claims a deduction for financing expenses in connection with such security, in which case the gain will generally be taxed at a rate of 30%. Additionally, if such shareholder is considered a “significant shareholder” at any time during the 12-month period preceding such sale (i.e., such shareholder holds directly or indirectly, including jointly with others, at least 10% of any means of control in the company) the tax rate will be 30%. However, different tax rates may apply to dealers in securities and shareholders who acquired their securities prior to an initial public offering. Israeli companies are subject to the corporate tax rate as specified in Section 126 of the Israeli Income Tax Ordinance on capital gains derived from the sale of shares.

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income which is 23% for corporations, and a marginal tax rate of up to 47% for individuals.

Notwithstanding the foregoing, real capital gains generated from the sale of our securities by a non-Israeli shareholder may be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the securities were purchased upon or after the registration of the securities on a non-Israeli stock exchange (NASDAQ); and (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) hold more than 25% or more means of control in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of securities are deemed to be business income.

In addition, the sale of securities may be exempt from Israeli capital gain tax under the provisions of an applicable double tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for such an exemption). For example, the Convention between the Government of the U.S. and the Government of the State of Israel with respect to Taxes on Income (the “U.S.- Israel Double Tax Treaty”) exempts a U.S. resident (for purposes of the treaty) from Israeli capital gains tax in connection with the sale of the Ordinary Shares or ADSs, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the company at any time within the 12 month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days in the aggregate during the taxable year; (iii) the capital gain from the sale, exchange or disposition was not derived through a permanent establishment of the U.S. resident; and (iv) the capital gains arising from such sale, exchange or disposition is not attributed to real estate located in Israel or a resident in Israel; however, under the U.S-Israel Double Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S-Israel Double Tax Treaty does not relate to U.S. state or local taxes.

Payers of consideration for the securities, including the purchaser, the Israeli stockbroker or the financial institution through which the securities are held, are obligated, subject to certain exemptions, to withhold tax upon sale of securities from the amount of consideration paid upon the sale of the securities (or on the real capital gain realized on the sale, if known), at a rate of 25% for an individual or at a rate of corporate tax for a corporation (23% in 2018 and thereafter).

Upon the sale of traded securities, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid to the Israel Tax Authority on January 31 and July 31 of every tax year in respect of sales of traded securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed and no advance payment must be paid. Capital gains are also reportable on annual income tax returns.

Dividends

Dividends distributed by a company from income, which is not attributed to an Approved Enterprise, a Benefited Enterprise, a Preferred Enterprise or a Preferred Technology Enterprise, as defined in the Israel’s Encouragement of Capital Investment Law, 1959, to a shareholder who is an Israeli resident individual will be generally subject to income tax at a rate of 25%. However, a 30% tax rate will generally apply if the dividend recipient is a significant shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally not be subject to tax provided that the income from which such dividend is distributed, derived or accrued within Israel.

Non-Israeli residents (either an individual or a corporation) are generally subject to Israeli tax on the receipt of dividends at the rate of 25% (30% if the dividend recipient is a significant shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period). Dividends distributed by an Israeli resident company from income, which is attributed to a Preferred Enterprise or Preferred Technology Enterprise, to a non-Israeli resident (either an individual or a corporation) are generally subject to withholding tax at a rate of 20%. These rates may be reduced under the provisions of an applicable double tax treaty. For example, under the U.S.-Israel Double Tax Treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate under The Law for the Encouragement of Capital Investments, 1959, the tax rate is 15%; and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel and is subject to certain exemptions under such treaty.

Payers of dividends on our shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are required, subject to any of the foregoing exemptions, reduced tax rates and the demonstration of a shareholder of his, her or its foreign residency, to withhold taxes upon the distribution of dividends at a rate of 25%, provided that the shares are registered with a nominee company (for corporations and individuals).

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year (NIS 698,280 for 2023 and NIS 721,560 for 2024 and 2025), will be subject to an additional tax on any income in excess of such amount, at the rate of 3% on any such taxable income prior to January 1, 2025 and commencing January 1, 2025, at the rate of 3% of any such active taxable income and 5% of any such passive taxable income. For this purpose, passive taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

Material U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences relating to the acquisition, ownership, and disposition of the ADSs by U.S. Holders, as defined below. This summary addresses solely U.S. Holders who acquire ADSs and who hold ADSs as capital assets for tax purposes. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed U.S. Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms. This summary does not address all U.S. federal income tax matters that may be relevant to a particular holder or all tax considerations that may be relevant with respect to an investment in the ADSs.

This summary does not address tax considerations applicable to a holder of the ADSs that may be subject to special tax rules including, without limitation, the following:

●	dealers or traders in securities, currencies, or notional principal contracts;

●	banks, insurance companies, and other financial institutions;

●	real estate investment trusts or regulated investment companies;

●	persons or corporations subject to an alternative minimum tax;

●	tax-exempt organizations;

●	traders that have elected mark-to-market accounting;

●	corporations that accumulate earnings to avoid U.S. tax;

●	pension plans;

●	investors that hold the ADSs as part of a “straddle,” “hedge,” or “conversion transaction” with other investments;

●	persons that actually or constructively own 10 percent or more of our Ordinary Shares outstanding by vote or by value;

●	persons that are treated as partnerships or other pass-through entities for U.S. federal income purposes; and

●	U.S. Holders whose functional currency is not the U.S. dollar.

This summary does not address the effect of any U.S. federal taxation other than U.S. federal income taxation, and does not include any discussion of state, local, or foreign tax consequences to a holder of the ADSs. In addition, this summary does not include any discussion of the U.S. federal income tax consequences to any holder of ADSs that is not a U.S. Holder.

You are urged to consult your own tax advisor regarding the foreign and U.S. federal, state, and local income and other tax consequences of an investment in the ADSs, including the potential effects of any proposed legislation, if enacted.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of an Ordinary Share or ADS that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (1) if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement that is classified as a partnership for U.S. federal tax purposes holds Ordinary Shares or ADSs, the U.S. federal tax treatment of its partners will generally depend upon the status of the partners and the activities of the partnership. Entities or arrangements that are classified as partnerships for U.S. federal tax purposes and persons holding Ordinary Shares or ADSs through such entities should consult their own tax advisors.

In general, and assuming that all obligations under the Deposit Agreement will be satisfied in accordance with the terms of the Deposit Agreement, if you hold ADSs, you will be treated as the holder of the underlying Ordinary Shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, gain or loss generally will not be recognized if you exchange ADSs for the underlying Ordinary Shares represented by those ADSs.

Distributions

If we make any distribution with respect to the Securities, subject to the discussion under “- Passive Foreign Investment Companies” below, the gross amount of any distribution actually or constructively received by a U.S. Holder (through the Depositary) with respect to a Security will generally be taxable to the U.S. Holder as foreign-source dividend income to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. The amount distributed will include the amount of any Israeli taxes withheld from such distribution, as described above under the caption “Material Tax Considerations-Israeli Tax Considerations.” A U.S. Holder will not be eligible for any dividends received deduction in respect of the dividends paid by us, which deduction is otherwise available to a corporate U.S. Holder in respect of dividends received from a domestic corporation. Distributions in excess of earnings and profits will be non-taxable to the U.S. Holder to the extent of the U.S. Holder’s adjusted tax basis in its Securities. Distributions in excess of such adjusted tax basis will generally be taxable to a U.S. Holder as capital gain from the sale or exchange of property as described below under “-Sale or Other Disposition of ADSs.” If we do not report to a U.S. Holder the portion of a distribution that exceeds earnings and profits, then the distribution will generally be taxable as a dividend. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

Under the Code, certain qualified dividends received by non-corporate U.S. Holders will be subject to U.S. federal income tax at the preferential long-term capital gains of, currently, a maximum of 20%. This preferential income tax rate is applicable only to dividends paid by a “qualified foreign corporation” that is not a PFIC for the year in which the dividend is paid or for the preceding taxable year, and only with respect to the Securities held by a qualified U.S. Holder (i.e., a non-corporate holder) for a minimum holding period (generally 61 days during the 121-day period beginning 60 days before the ex-dividend date) and certain other holding period requirements are met. If such holding period requirements are met, dividends we pay with respect to the Securities generally will be qualified dividend income. However, if we were a PFIC, dividends paid by us to individual U.S. Holders would not be eligible for the reduced income tax rate applicable to qualified dividends. As discussed below under “- Passive Foreign Investment Companies,” no assurance can be given that we will not be treated as a PFIC for our current taxable or future taxable years. You should consult your own tax advisor regarding the availability of this preferential tax rate under your particular circumstances.

The amount of any distribution paid in a currency other than U.S. dollars (a “foreign currency”), including the amount of any withholding tax thereon, will be included in the gross income of a U.S. Holder in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the exchange rate in effect on the date of the U.S. Holder’s (or, in the case of ADSs, the Depositary’s) receipt of the dividend, actively or constructively, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize a foreign currency gain or loss in respect of the dividend. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss and will not be eligible for the preferential rate applicable to qualified dividend income.

Subject to certain conditions and limitations, any Israeli taxes withheld on dividends may be creditable against a U.S. Holder’s U.S. federal income tax liability, subject to generally applicable limitations. The rules relating to foreign tax credits and the timing thereof are complex. You should consult your own tax advisors regarding the availability of a foreign tax credit in your particular situation.

Sale, Exchange or Other Disposition of ADSs

Subject to the discussion under “- Passive Foreign Investment Companies” below, a U.S. Holder that sells or otherwise disposes of its Securities will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other disposition and such U.S. Holder’s adjusted basis in the Securities. Such gain or loss generally will be capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period of the Securities exceeds one year at the time of the sale or other disposition. Long-term capital gains realized by non-corporate U.S. Holders are generally subject to a preferential U.S. federal income tax rate. In general, gain or loss recognized by a U.S. Holder on the sale or other disposition of the Securities will be U.S. source gain or loss for purposes of the foreign tax credit limitation. However, if we are a PFIC, any such gain will be subject to the PFIC rules, as discussed below, rather than being taxed as a capital gain. As discussed below in “-Passive Foreign Investment Companies,” no assurance can be given that we will not be treated as a PFIC for our current taxable year and future taxable years.

If a U.S. Holder receives foreign currency upon a sale or exchange of the Securities, gain or loss will be recognized in the manner described above under “- Distributions.” However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. Holder, the U.S. Holder generally should not be required to recognize any foreign currency gain or loss on such conversion.

As discussed above under the heading “Material Tax Considerations-Israeli Tax Considerations-Taxation of Shareholders,” a U.S. Holder who holds Securities through an Israeli broker or other Israeli intermediary may be subject to Israeli withholding tax on any capital gains recognized on a sale or other disposition of the Securities. Any Israeli tax paid under circumstances in which an exemption from (or a refund of or a reduction in) such tax was available will not be creditable for U.S. federal income tax purposes. U.S. Holders are advised to consult their Israeli broker or intermediary regarding the procedures for obtaining an exemption or reduction.

Medicare Tax on Unearned Income

Non-corporate U.S. Holders whose income exceeds certain thresholds are required to pay an additional 3.8% tax on their net investment income, which includes dividends paid on the Securities and capital gains from the sale or other disposition of the Securities.

Passive Foreign Investment Companies

The treatment of the Company as a PFIC is based on the value and composition of our assets, and no assurance can be given that we will not be treated as a PFIC for U.S. federal income tax purposes for our current taxable year or future taxable years. We will be considered a PFIC for any taxable year if:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the fair market values of the assets determined at the end of each quarter during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received a proportionate share of the income of such other corporation directly. Passive income generally includes, among other things, dividends, interest, rents, royalties and certain capital gain, but generally excludes rents and royalties that are derived in the active conduct of a trade or business and which are received from a person other than a related person.

A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of the Ordinary Shares or ADSs, our PFIC status will depend in large part on the market price of the Ordinary Shares or ADSs, which may fluctuate significantly.

If we are a PFIC for any year during which a U.S. Holder holds Ordinary Shares or ADSs, such Ordinary Shares or ADSs generally will continue to be treated as Ordinary Shares or ADSs in a PFIC with respect to such U.S. Holder for all succeeding years during which such U.S. Holder holds the Ordinary Shares or ADSs, unless we cease to be a PFIC and such U.S. Holder makes a “deemed sale” election with respect to the Ordinary Shares or ADSs such U.S. Holder holds. If such election is made, a U.S. Holder will be deemed to have sold the Ordinary Shares or ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the U.S. federal income tax treatment described below. After the deemed sale election, the Ordinary Shares or ADSs with respect to which the deemed sale election was made will not be treated as Ordinary Shares or ADSs in a PFIC unless we subsequently become a PFIC.

For each taxable year for which we are treated as a PFIC with respect to a U.S. Holder, such U.S. Holder will be subject to special tax rules with respect to any “excess distribution” it receives and any gain it realizes from a sale or other disposition (including a pledge) of the Ordinary Shares or ADSs, unless it makes a “mark-to-market” election or a “qualified electing fund” election as discussed below. Distributions that a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions it received during the shorter of the three preceding taxable years or its holding period for the Ordinary Shares or ADSs will be treated as an excess distribution. Under these special tax rules, if a U.S. Holder receives any excess distribution or realizes any gain from a sale or other disposition of the Ordinary Shares or ADSs:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or ADSs;

●	the amount of excess distribution or gain allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, must be included in the U.S. Holder’s gross income (as ordinary income) for the current tax year; and

●	the amount allocated to each other year will be subject to the highest marginal tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to such amounts allocated to each other year.

The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any losses for such years. Additionally, any gains realized on the sale of the Ordinary Shares or ADSs cannot be treated as capital gains.

If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, to the extent any of our subsidiaries are also PFICs, such U.S. Holder will be deemed to own its proportionate share of any such subsidiaries that are PFICs, and such U.S. Holder may be subject to the rules described in the preceding two paragraphs with respect to the shares of such subsidiaries that are PFICs it will be deemed to own. As a result, a U.S. Holder may incur liability for any “excess distribution” described above if we receive a distribution from such subsidiaries that are PFICs or if we dispose of, or are deemed to dispose of, any shares in such subsidiaries that are PFICs. You should consult your own tax advisor regarding the application of the PFIC rules to any of our subsidiaries.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the general tax treatment for PFICs discussed above. If a U.S. Holder makes a mark-to-market election for the ADSs, such U.S. Holder will include in income for each year we are a PFIC an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of such U.S. Holder’s taxable year over such U.S. Holder’s adjusted basis in such ADSs. A U.S. Holder is allowed a deduction for the excess, if any, of the adjusted basis of the ADSs over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ADSs included in a U.S. Holder’s income for prior taxable years. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ADSs to the extent the amount of such loss does not exceed the net mark-to-market gains previously included for the ADSs. A U.S. Holder’s basis in the ADSs will be adjusted to reflect any such income or loss amounts. If a U.S. Holder makes a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs will apply to distributions by us, except the lower applicable tax rate for qualified dividend income will not apply. If we cease to be a PFIC when a U.S. Holder has a mark-to-market election in effect, gain or loss realized by such U.S. Holder on the sale of the ADSs will be a capital gain or loss and taxed in the manner described above under “- Sale, Exchange, or Other Disposition of ADSs.”

The mark-to-market election is available only for “marketable stock,” which is a stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or another market, as defined in applicable U.S. Treasury regulations. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs are listed on Nasdaq and, accordingly, provided the ADSs are regularly traded, the mark-to-market election will be available to a U.S. Holder of ADSs if we are a PFIC. Once made, the election cannot be revoked without the consent of the IRS unless the ADSs cease to be marketable stock. If we are a PFIC for any year in which the U.S. Holder owns the ADSs but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made. If any of our subsidiaries are or become PFICs, the mark-to-market election will not be available with respect to the shares of such subsidiaries that are treated as owned by a U.S. Holder. Consequently, a U.S. Holder could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments. You should consult your own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

In certain circumstances, a U.S. Holder of stock in a PFIC can make a “qualified electing fund” election to mitigate some of the adverse tax consequences of holding stock in a PFIC by including in income its share of the corporation’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualifying Electing Fund) containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file such annual information return could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax. You should consult your own tax advisors regarding the requirements of filing such information returns under these rules, taking into account the uncertainty as to whether we are currently treated as or may become a PFIC.

YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE IMPACT AND APPLICATION OF THE PFIC RULES ON YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs.

Backup Withholding and Information Reporting

Payments of dividends with respect to Ordinary Shares or ADSs and the proceeds from the sale, retirement, or other disposition of Ordinary Shares or ADSs made by a U.S. paying agent or other U.S. intermediary will generally be reported to the IRS and to the U.S. Holder as may be required under applicable U.S. Treasury regulations. We, or an agent, a broker, or any paying agent, as the case may be, may be required to withhold tax (backup withholding), currently at the rate of 24%, if a non-corporate U.S. Holder that is not otherwise exempt fails to provide an accurate taxpayer identification number and comply with other IRS requirements concerning information reporting. Certain U.S. Holders (including, among others, corporations and tax-exempt organizations) are not subject to backup withholding. Backup withholding is not an additional tax. Any amount of backup withholding withheld may be used as a credit against your U.S. federal income tax liability or may be refunded provided that the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

You should consult your own tax advisors regarding the backup withholding tax and information reporting rules.

Foreign Asset Reporting

Certain U.S. Holders who are individuals are required to report information relating to an interest in the Securities, subject to certain exceptions (including an exception for shares held in accounts maintained by financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of the Securities.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Wainwright under which, and pursuant to this prospectus supplement and the accompanying base prospectus, we may issue and sell up to $2,300,000 of the ADSs from time to time through or to Wainwright as our sales agent or principal. Sales of the ADSs, if any, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including, without limitation, sales made directly on or through Nasdaq, the existing trading market for the ADSs, on or through any other existing trading market for the ADSs, to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices or in any other method permitted by law.

Wainwright will offer the ADSs subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Wainwright. We will designate the maximum number or amount of ADSs to be sold through Wainwright on a daily basis or otherwise determine such maximum number or amount together with Wainwright. Subject to the terms and conditions of the Sales Agreement, Wainwright will use commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the ADSs requested to be sold by us. We may instruct Wainwright not to sell ADSs if the sales cannot be effected at or above a minimum price designated by us in any such instruction. Wainwright or we may suspend the offering of the ADSs being made through Wainwright under the Sales Agreement upon proper notice to the other party. Wainwright and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement at each party’s sole discretion at any time. The offering of the ADSs pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

We will pay Wainwright commissions for its services in acting as agent in the sale of the ADSs. Wainwright will be entitled to a commission in an amount equal to 3.0% of the gross proceeds from the sale of the ADSs offered hereby sold by Wainwright. In addition, we have agreed to reimburse Wainwright for fees and disbursements related to its legal counsel in an amount not to exceed $50,000 and up to a maximum of $2,500 per due diligence update session conducted in connection with each date we file periodic financial information on Form 6-K or our Annual Report on Form 20-F or file a new registration statement, prospectus or prospectus supplement or amend the Sales Agreement, plus any incidental expense incurred by Wainwright in connection therewith. We estimate that the total expenses for the offering, excluding compensation payable to Wainwright under the terms of the Sales Agreement, will be approximately $131,000.

Wainwright will be responsible for a particular day’s sales and will provide written confirmation to us no later than the next succeeding trading day on Nasdaq after each such day on which ADSs are sold through Wainwright under the Sales Agreement. Each confirmation will include the amount or number of ADSs sold through Wainwright on that day, the volume-weighted average price of the ADSs sold, the percentage of the daily trading volume and the net proceeds to us from such sales.

Settlement for sales of ADSs will occur, unless the parties agree otherwise, on the first trading day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the ADSs on our behalf pursuant to the Sales Agreement, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, Wainwright will not engage in any transactions that stabilize the ADSs.

Wainwright and certain of its affiliates have engaged, and may in the future engage, in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. In September 2025, Wainwright acted as placement agent for a public offering for us for which it received customary compensation. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our report on Form 6-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Information By Reference”.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus supplement and the accompanying base prospectus electronically.

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 and has not been filed with or approved by the Israel Securities Authority

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by FISCHER (FBC & Co.). Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Haynes and Boone, LLP. Ellenoff Grossman & Schole LLP, New York, New York is representing Wainwright in connection with this offering.

EXPERTS

The consolidated financial statements of Purple Biotech Ltd. and its subsidiaries as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual and special reports with, and furnish other information to, the SEC. The SEC maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. These SEC filings are also generally available to the public on (i) the Israel Securities Authority’s website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange’s website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

We make available free of charge on or through our website at www.purple-biotech.com, our Annual Reports on Form 20-F, Reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

As a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which are examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the Nasdaq Listing Rules, as a foreign private issuer we are required to submit on Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year.

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of these securities offered by this prospectus supplement and the accompanying base prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Information by Reference” are also available on our website, www.purple-biotech.com. We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Purple Biotech Ltd., 4 Oppenheimer Street, Science Park, Rehovot 7670104, Israel, Attn: Gil Efron, telephone number + 972-3-933-3121.

Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein. We have included our website address in this prospectus supplement solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying base prospectus. We specifically are incorporating by reference the following documents filed with the SEC:

●	the description of our Ordinary Shares, no par value per share, and the American Depositary Shares representing the Ordinary Shares, contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025, including any amendments or reports filed for the purpose of updating the description;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025; and

●	our Reports on Form 6-K furnished to the SEC on January 6, 2025, February 3, 2025, February 18, 2025, February 28, 2025, March 5, 2025, March 10, 2025 (as amended on Form 6-K/A on March 10, 2025), March 18, 2025, March 28, 2025, April 1, 2025, April 15, 2025, April, 16, 2025, April 22, 2025, April 28, 2025, April 30, 2025, May 6, 2025, May 12. 2025, May 21, 2025, June 17, 2025, June 23, 2025, July 10, 2025, July 23, 2025, August 6, 2025, September 3, 2025, September 4, 2025, September 5, 2025, September 10, 2025, and September 16, 2025.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, reports of foreign private issuer on Form 6-K furnished by us to the SEC, in each case, after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement, as well as prior to the completion or termination of the offering of securities under this prospectus supplement, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing or furnishing of such documents.

The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement. As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Purple Biotech Ltd., 4 Oppenheimer Street, Science Park, Rehovot 7670104, Israel, Attn: Gil Efron, telephone number + 972-3-933-3121. You may also obtain information about us by visiting our website at www.purple-biotech.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

USD 200,000,000

American Depositary Shares representing Ordinary Shares,

Ordinary Shares, Preferred Shares,

Warrants, Overallotment Purchase Rights,

Subscription Rights, Units and/or Capital Notes

Purple Biotech Ltd.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares, or ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units and/or capital notes consisting of two or more of these classes or series of securities. Each ADS represents ten (10) of our ordinary shares.

We refer to the ADSs, ordinary shares, preferred shares, warrants, overallotment purchase rights, subscription rights, units and/or capital notes collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Capital Market or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are currently traded on the TASE under the symbol “PPBT.” The last reported sale price of our ordinary shares on the TASE on May 15, 2023 was NIS 0.679, or USD 0.186, per share (based on the exchange rate reported by the Bank of Israel as of that date, which was NIS 3.648= USD 1).

The ADSs are currently listed on The Nasdaq Capital Market under the symbols “PPBT”. The last reported sale price of the ADSs on The Nasdaq Capital Market on May 15, 2023 was USD 1.81.

On May 17, 2023, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately USD 42.2 million, based on 206,069,472 ordinary shares outstanding (which would be represented by 20,606,947 of the ADSs) held by non-affiliates and a per ADS price of USD 2.05 based on the closing sale price of the ADS on The Nasdaq Capital Market on April 17, 2023. As of the date hereof, we have sold or offered 679,509 ADSs for a total of USD 1,484,865 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below USD 75.0 million.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 5, in any applicable prospectus supplement and in the documents that we incorporate by reference for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, or ISA, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of USD 200,000,000. Furthermore, so long as the aggregate market value worldwide of our public float is less than USD 75 million, the aggregate market value of securities sold by us pursuant to this shelf registration statement during the period of 12 calendar months immediately prior to, and including, the sale, shall be no more than one-third of the public float. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” This shelf registration statement is not being filed by us in connection with any presently contemplated securities offering.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

On June 9, 2021, we entered into an Open Market Sale AgreementSM (the “Sales Agreement”), with Jefferies LLC (“Jefferies”), for the sale of ADSs, representing our ordinary shares offered by the prospectus supplement filed on June 9, 2021 and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell ADSs having an aggregate offering price of up to USD 50,000,000 from time to time through Jefferies, acting as our agent. A new prospectus with respect to the Sales Agreement is included in this Registration Statement.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless the context otherwise indicates or requires, all references to:

●	the terms “Registrant,” “Purple”, “Purple Biotech”, “Company,” “we,” “us,” “our,” “our company” and similar designations refer to Purple Biotech Ltd., together with (i) its former wholly-owned subsidiary, Kitov Pharmaceuticals, (ii) its majority owned subsidiary, TyrNovo, (iii) its wholly owned subsidiary, FameWave, (iv) its wholly owned subsidiary, Immunorizon Ltd., and (v) its wholly owned subsidiary Purple Biotech GmbH, except where otherwise stated or where it is clear that the terms mean only Purple Biotech Ltd. exclusive of any subsidiaries,

●	“TyrNovo” refers to TyrNovo Ltd., the majority owned subsidiary of Purple Biotech,

●	“FameWave” refers to FameWave Ltd., the wholly owned subsidiary of Purple Biotech,

●	“Immunorizon” refers to Immunorizon Ltd., the wholly owned subsidiary of Purple Biotech,

●	the terms “dollar”, “US$” or “USD” refer to U.S. dollars, the lawful currency of the United States of America,

ii

●	the terms “Euro” or “€” refer to the Euro, the lawful currency of the European Union member states,

●	the terms “NIS” refer to the New Israeli Shekel, the lawful currency of the State of Israel,

●	“ordinary shares,” “our shares” and similar expressions refer to the Registrant’s ordinary shares, no par value per share,

●	“ADSs” refer to the Registrant’s American Depositary Shares,

●	“Companies Law” refers to Israel’s Companies Law, 5759-1999, as amended, and

●	“Securities Act” refers to the Securities Act of 1933, as amended,

●	“SEC” refers to the United States Securities and Exchange Commission,

●	“Nasdaq” refers to the Nasdaq Capital Market except where otherwise stated or where it is clear that the terms mean any of the Nasdaq exchanges.

Unless otherwise indicated, all information contained in this prospectus gives retrospective effect to:

●	Effective as January 4, 2019, we effected a consolidation of our share capital at a ratio of 1:20, such that: (i) each 20 ordinary shares of Purple Biotech were consolidated into one ordinary share of Purple Biotech and (ii) each 20 options of Purple Biotech (tradable and non-tradable) exercisable into ordinary shares outstanding immediately prior to the consolidation were consolidated into one option exercisable into one ordinary share of Purple Biotech at an exercise price equal to the pre-consolidation exercise price multiplied by 20.

●	Effective as of August 21, 2020, we effected a change in the ratio of ordinary shares to each ADS, such that the ratio of ADSs to ordinary shares changed from one (1) ADS representing one (1) ordinary share to a new ratio of one (1) ADS representing ten (10) ordinary shares. All ADS numbers in this prospectus are reflected on a post-ratio change basis.

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PROSPECTUS SUMMARY

This summary highlights selected information about us and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” starting on page 5 of this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The Company

We are a clinical-stage company developing first-in-class, effective and durable therapies that harness the power of the tumor microenvironment to overcome tumor immune evasion and drug resistance.

We are focused on oncology and our pipeline includes: (i) CM24, a humanized monoclonal antibody that blocks the interactions of Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (CEACAM1), an immune checkpoint protein that supports tumor immune evasion and survival through multiple pathways, (ii) NT219, a small molecule that simultaneously targets and inhibits Insulin Receptor Substrate 1 and 2 (IRS1/2) and Signal Transducer and Activator of Transcription (STAT3), two signal transduction pathways involved in the development of cancer drug resistance mechanisms; and (iii) IM1240, a conditionally-activated tri-specific antibody that engages both T cells and NK cells. The third arm of IM1240 specifically targets the Tumor Associated Antigen (TAA) 5T4. In developing these therapeutic candidates, we address not only the tumor itself but also the tumor microenvironment, which we believe may improve patient outcome.

●	We are conducting a randomized, controlled, open label multicenter phase 2 study to investigate CM24 in combination with the anti-PD-1 checkpoint inhibitors nivolumab for the treatment of pancreatic ductal adenocarcinoma (PDAC) when administered in combination with standard of care chemotherapy compared to chemotherapy alone. We have entered into a clinical collaboration agreement with Bristol Myers Squibb to evaluate the combination of CM24 with the PD-1 inhibitor nivolumab and nab-paclitaxel in this study. We expect to release interim data in the second half of 2023 and a topline report on the overall study by the end of 2024;

●	We are conducting a phase 1/2 dose escalation study of NT219 as a single agent in patients with solid tumors, and a dose escalation phase of NT219 in combination with cetuximab for the treatment of recurrent and/or metastatic squamous cell carcinoma of the head and neck cancer or colorectal adenocarcinoma. These studies will be followed by an expansion phase of NT219 at its recommended phase 2 dose level in combination with cetuximab in patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck. We expect to release phase 1 topline results in one of the upcoming medical conferences; and

●	We are conducting preclinical studies with IM1240 and expect to reach IND submission in approximately two years.

In addition, we are seeking the acquisition of additional oncology therapeutic candidates at various stages of development to expand and diversify our portfolio and to leverage our development capabilities.

Corporate Information

We were incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968. Our ordinary shares were originally listed for trading on the TASE in 1978 and the ADSs have been traded on Nasdaq since November 2015. Our ordinary shares are currently traded on the TASE under the symbol “PPBT”, and the ADSs are currently traded on Nasdaq under the symbol “PPBT”. The Company is headquartered at 4 Oppenheimer Street, Science Park, Rehovot 7670104, Israel and our telephone number is +972-3-933-3121. Our website address is www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Registration Statement and is not incorporated by reference herein. We have included our website address in this Registration Statement solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC at www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 5 of this prospectus and certain other matters discussed in this prospectus and the information incorporated by reference herein. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, including the safety and efficacy of our drug candidates, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into the next stages of clinical trials, or to successfully complete our planned and ongoing preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	our ability to acquire or in-license additional therapeutic candidates, integrate acquired therapeutic candidates successfully into our business and to realize the anticipated benefits of acquisitions, such as our recent Immunorizon acquisition;

●	a delay or rejection of an IND, NDA or BLA for one or more of our therapeutic candidates;

●	our ability to maintain compliance with NASDAQ listing standards;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the FDA or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to successfully acquire, develop or commercialize our pharmaceutical products;

●	our ability to establish collaborations for our therapeutic candidates;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	the impact of competitive companies, technologies on our industry; and

●	the impact of the public health, political and security situation in Israel, the U.S. and other countries in which we may operate or obtain approvals for our products or our business.

SUMMARY OF RISK FACTORS

The following is a summary of some of the principal risks we face. The list below is not exhaustive, and investors should read the “Risk Factors” section included under the caption “Risk Factors” on page 5 of this prospectus, and certain other matters discussed in this prospectus and the information incorporated by reference herein.

●	We are a clinical-stage pharmaceutical company with a history of operating losses. We expect to incur significant additional losses in the future and may never be profitable;

●	Our limited operating history as a pharmaceutical research and development company makes it difficult to evaluate our business and prospects, and we depend on the success of a limited portfolio of drug candidates for our revenue, which could impair our ability to achieve profitability;

●	We will need to raise additional capital to achieve our strategic objectives of developing and commercializing our therapeutic candidates, as well as to develop, acquire and/or in-license additional therapeutic candidates, and our failure to raise sufficient capital would significantly impair our ability to fund our future operations, develop our therapeutic candidates, seek regulatory approval that is a prerequisite to selling any product, attract development or commercial partners, and retain key personnel;

●	Our long-term capital requirements are uncertain and subject to numerous risks;

●	Our clinical trials may fail to demonstrate adequately the safety and efficacy of our therapeutic candidates, which would prevent or delay regulatory approval and commercialization;

●	Our therapeutic candidates may cause undesirable side effects or have other properties that could halt clinical development, prevent regulatory approval, limit commercial potential, or result in significant negative consequences;

●	If we and/or our potential commercialization partners are unable to obtain FDA and/or other foreign regulatory authority approval for our therapeutic candidates, we and/or our potential commercialization partners, will be unable to commercialize our therapeutic candidates;

●	Preclinical studies, CMC, and clinical trials may involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future results. We and/or our potential commercialization partners will not be able to commercialize our therapeutic candidates without developing CMC satisfactory to regulatory authorities, completing preclinical and clinical studies, and then seeking to obtain regulatory approval, if such trials show that our therapeutic candidates are safe and effective;

●	If we do not establish collaborations for our oncology therapeutic candidates or any other therapeutic candidates that we may develop or acquire in the future, or otherwise raise substantial additional capital, we will likely need to alter our development and any commercialization plans;

●	Any collaborative arrangements that we establish may not be successful or we may otherwise not realize the anticipated benefits from these collaborations. We do not control third parties with whom we have or may have collaborative arrangements, and we rely on them to achieve results which may be significant to us. In addition, any future collaboration arrangements may place the development, manufacturing and commercialization of our oncology therapeutic candidates or any other therapeutic candidates that we may develop or acquire in the future, outside our control, and may require us to relinquish important rights or may otherwise be on terms unfavorable to us;

●	Our current business model is based largely upon the development or acquisition and commercialization of new combination products and new therapeutic candidates that may have not yet been administered to humans or have limited history of treatment with humans. Unexpected difficulties or delays in successfully developing, acquiring or commercializing such combination and new drugs could have an adverse effect on our business, financial condition and results of operations;

●	We rely mainly on third parties to conduct our CMC, research and development, preclinical studies and clinical trials, and those third parties may not perform satisfactorily, including, but not limited to, failing to conform with quality standards for our therapeutic candidates, which may endanger our clinical trial participants and/or fail to meet established deadlines for the completion of such studies and trials;

●	If third parties do not manufacture our current therapeutic candidates or any other therapeutic candidate that we may develop or acquire in the future in sufficient quantities in the required timeframe, at the required quality standards and at an acceptable cost, clinical development and commercialization of our therapeutic candidates could be delayed;

●	We rely on third-party contract vendors to manufacture and supply us with APIs to be compliant with the International Conference of Harmonization Q7 guidance and applicable laws and regulations, in the quantities we require on a timely basis;

●	We anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FDA and/or other regulatory agencies for NT219, CM24, IM1240 or any other therapeutic candidates we may develop or acquire in the future;

●	We and our third-party manufacturers are, and will be, subject to regulations of the FDA and other foreign regulatory authorities;

●	Our oncology therapeutic candidates and/or any other therapeutic candidate that we may develop or acquire in the future, if approved, will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and applicable foreign laws, regulations and guidelines, we could lose the FDA and/or other regulatory agencies’ approval(s) we will obtain (if any), and our business would be seriously harmed;

●	The manufacture of our therapeutic candidates is complex, and we may encounter difficulties in production, particularly with respect to process development or scaling-up of our manufacturing capabilities. If we, or any of our third-party manufacturers, encounter such difficulties, our ability to supply drugs for clinical trials or our products (if approved) for patients on a timely basis could be materially delayed or adversely affected. In addition, this may cause an increase in costs that could result in our inability to maintain a commercially viable cost structure;

●	Because each of CM24, NT219 and IM1240 represents a novel approach to the treatment of disease, there are many uncertainties regarding the development, the production, the market acceptance, third-party reimbursement coverage and the commercial potential of these therapeutic candidates;

●	We may depend on a partner to conduct clinical trials with CM24, NT219, and/or other therapeutic candidates and we may enter into future collaboration agreements with collaboration partners to develop and conduct clinical trials with, obtain regulatory approvals for, and to market and sell our therapeutic candidates. If such collaboration fails to perform as expected, our clinical trials and/or development plans will be delayed, and we will be required to seek other partners, which we may not be able to engage in a timely manner, if at all, and which may delay our development plans and therefore the potential for us to generate future revenue from our therapeutic candidates would be significantly reduced and our business would be significantly harmed;

●	Our shareholders may not realize a benefit from our acquisitions of therapeutic candidates commensurate with the ownership dilution they experienced in connection with the transactions;

●	Third-party claims of intellectual property infringement and other legal challenges may require us to spend substantial time and money and could prevent us from, or delay us in, developing or commercializing our therapeutic candidates. An adverse result in any infringement claims or other legal challenges could have a material adverse effect on our business, results of operations and on our financial condition;

●	Our business and operations may be materially adversely affected in the event of computer system failures or security or breaches due to cyber-attacks or cyber intrusions, including ransomware, phishing attacks and other malicious intrusions;

●	We may be unable to adequately protect or enforce our rights to intellectual property, causing us to lose valuable rights. Loss of any of our intellectual rights may lead us to lose market share and could have an adverse effect on our business, results of operations and financial condition.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of March 31, 2023:

●	on an actual basis; and

●	on a pro forma basis, to give effect to the sale of 69,027 ADSs at an average offering price of USD 1.93 per ADS between April 1, 2023 and May 15, 2023.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

	As of March 31, 2023
(In thousands, except share data)	Actual	Pro Forma
Cash and cash equivalents and short-term deposits	$22,732	$22,860

Shareholders’ equity:
Ordinary shares	-	-
Share premium	130,721	130,849
Receipts on account of warrants	28,017	28,017
Capital reserves	10,597	10,597
Accumulated deficit	(122,451)	(122,451)

Total Shareholders’ equity	46,884	47,012
Non-controlling interest	162	162
Total capitalization	$47,046	$47,174

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities to fund the development of our current and future oncology drug candidates, acquisition of new assets and for general working capital purposes.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DESCRIPTION OF ORDINARY SHARES

A description of our Ordinary Shares can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 3, 2023.

Exclusive Forum for Shareholder Litigation

Our amended and restated articles of association provide that, unless we consent in writing to the selection of an alternative forum, the Tel Aviv District Court (Economic Division in the State of Israel (or, if the Tel Aviv District Court does not have jurisdiction, and no other Israeli court has jurisdiction, the federal district court for the District of New York) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, and (3) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law 5728-1968, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. In addition, unless we consent in writing to the selection of an alternative forum, and other than with respect to plaintiffs or a class of plaintiffs which may be entitled to assert claims in the courts of the State of Israel with respect to any causes of action arising under the Securities Act, the federal district courts of the United States for the District of New York shall be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to these provisions. This forum selection provision will limit shareholders’ choice in selecting a judicial forum for disputes with us that it finds favorable or convenient and may have the effect of discouraging lawsuits against us or our directors and officers.

Establishment

We were incorporated under the laws of the State of Israel. We are registered with the Israeli Registrar of Companies in Jerusalem, Israel.

Share History

The following is a summary of the history of our share capital for the last three years.

Ordinary Share Issuances

On March 16, 2020, in a public offering on the Nasdaq, we raised USD 6 million gross (approximately USD 4.6 million net of placement agent fees including non- cash fees and other offering related expenses). In this public offering, we issued an aggregate of 962,000 ADS and 1,038,000 pre-funded warrants which were immediately exercised (an exercise price of USD 0.001 per ADS), and warrants to purchase an aggregate of up to 2,000,000 ADSs (hereinafter the “March 2020 warrants”). The March 2020 warrants were exercisable at an exercise price of USD 3.25 per ADS and had a term of exercise period of 5 years from the date of the issuance. In addition, we issued to the placement agent (or its designees) warrants to purchase up to 140,000 ADSs at a value of USD 241 thousand which is included in the net amount raised above. The placement agent warrants are exercisable at an exercise price of USD 3.75 per ADS and will terminate on March 12, 2025.

On April 19, 2020, we entered into warrant exercise letters, with certain institutional investors holding the March 2020 warrants to purchase an aggregate of up to 2 million of ADSs, at an exercise price of USD 3.25 per ADS. The holders agreed to exercise their March 2020 warrants in full, for gross proceeds of approximately USD 6.5 million (approximately USD 5.4 million net of placement agent fees including non- cash fees and other offering related expenses). Under the exercise agreement, we also issued to the holders, in a private placement, new unregistered warrants to purchase up to an aggregate of 2.2 million ADSs at an exercise price of USD 3.25 per ADS (hereinafter the “new April 2020 warrants”). The new April 2020 warrants were exercisable immediately and had an exercise period of 5.5 years from the date of the issuance. In addition, we issued to the placement agent (or its designees) warrants to purchase up to 140,000 ADSs, which have the same terms as the new April 2020 warrants except for an exercise price of USD 4.0625 per ADS. On May 20, 2020 the new April 2020 warrants and the placement agent warrants were registered for trading.

On May 8, 2020, in a registered direct offering on the Nasdaq, we raised USD 10 million gross (approximately USD 8.4 million net of placement agent fees including non-cash fees and other offering related expenses). In this registered direct offering, we issued an aggregate of 2,500,000 ADSs at a purchase price of USD 4 per ADS. We also issued to the investors unregistered warrants to purchase up to an aggregate of 2,500,000 ADSs (hereinafter the “May 2020 warrants”). These May 2020 warrants have a term of 5.5 years, are exercisable immediately and have an exercise price of USD 4 per ADS. In addition, we issued to the placement agent (or its designees) compensation warrants to purchase up to 175,000 ADSs, at an exercise price of USD 5 per ADS. The placement agent warrants are immediately exercisable and have a term of 5 years from the date of the effective date of the offering. On July 17, 2020 the above May 2020 warrants and placement agent warrants were registered for trading.

On June 25, 2020, in a registered direct offering on the Nasdaq, we raised USD 35 million gross (approximately USD 30.7 million net of placement agent fees including non- cash fees and other offering related expenses). In this registered direct offering, we issued an aggregate of 3,888,889 ADSs at a purchase price of USD 9 per ADS. We also issued to the investors registered warrants to purchase up to an aggregate of 1,944,444 ADSs (hereinafter the “June 2020 warrants”) which have a term of 5 years and are exercisable immediately and have an exercise price of USD 9 per ADS. In addition, we issued to the placement agent (or its designees) registered compensation warrants to purchase up to 194,443 ADSs, at an exercise price of USD 11.25 per ADS. The registered placement agent warrants are immediately exercisable and have a term of 5 years from the date of the effective date of the offering.

During 2020, we issued 129,861 ADSs to a former placement agent in connection with the above 2020 fundraising transactions.

During 2020, we issued 5,636,600 ADSs as a result of exercises of March 2020 warrants, the new April 2020 warrants, the May 2020 warrants, and the June 2020 warrants.

During 2020, we issued 6,500 ADSs on account of vested RSUs granted in 2017, 2018 and 2020.

On June 9, 2021, we entered into the Sales Agreement with Jefferies LLC, for the sale of ADSs. In accordance with the terms of the Sales Agreement, the company may offer and sell ADSs having an aggregate offering price of up to USD 50,000,000 from time to time through Jefferies, acting as the company’s agent. During November and December 2021, we sold, under the Sales Agreement 126,160 ADSs under an “at the market” equity offering program (“ATM program”) at an average price of USD 4.46 per ADS. We raised USD 0.56 million gross (approximately USD 0.54 million net of placement agent fees and other offering related expenses).

During 2020 and 2021, we issued 1,706,666 ADSs as a result of exercises of May 2020 warrants.

During 2021 we issued 163,400 ADSs on account of vested RSUs granted in 2020 to officers, board members and employees.

During the twelve months ended December 31, 2022, we sold, under the Sales Agreement with Jefferies LLC, approximately 543,400 ADSs, at an average price of USD 2.76 per ADS. Net proceeds to the Company, were approximately USD 1.44 million.

From January 1, 2023, to May 15, 2023, we sold under the Sales Agreement with Jefferies LLC, approximately 277,486 ADSs, at an average price of USD 1.90 per ADS. Net proceeds to the Company, were approximately USD 506,740.

On February 1, 2023, we entered into a Share Purchase Agreement, pursuant to which we acquired 100% of the issued and outstanding shareholdings from the shareholders of Immunorizon, an Israeli company, and Immunorizon became a wholly-owned subsidiary of the Company. In consideration for the transfer of 100% of shares of Immunorizon to us and other obligations set forth in the Share Purchase Agreement, we paid an aggregate purchase price consisting of an aggregate upfront payment of $3.5 million in cash and an aggregate $3.5 million in ADSs, at a price per ADS of USD 1.58, based upon the NASDAQ volume-weighted average price of our ADSs for the 60-day period preceding the execution date of the agreement. Additional long-term milestones are set at an aggregate amount of $94 million, with royalties out of net sales. Those long-term milestones include (i) development milestones consisting of pre-clinical and clinical milestones, (ii) regulatory milestones and (iii) sales milestones. The accumulated transaction payments, excluding the upfront payment, will not exceed $100 million. We issued 2,215,190 ADSs to the selling shareholders of Immunorizon at the closing of the Immunorizon transaction on February 15, 2023 (the “Immunorizon ADSs”). We also agreed that until February 15, 2024 in the event we enter into an agreement or makes a filing pursuant to which we issue ADSs or other equity securities in a financing transaction (other than with respect to (i) issuances under the Sales Agreement with Jefferies LLC used for an accumulated amount of up to $2,000,000 worth of ADSs sold during any 90 days period following February 15, 2023, or (ii) issuances pursuant to a non-cash transaction or a strategic transaction such as strategic joint venture, pre-clinical or clinical collaboration), at a price per ADS lower than USD 1.58 (such new price, the “New PPS”) (a “Dilutive Event”), and at such time a selling shareholder of Immunorizon still holds any ADSs issued to it under the Share Purchase Agreement, we shall issue such selling shareholder of Immunorizon additional ADSs (“Additional ADSs”) equal to: (i) (A) the number of such ADSs held by such shareholder at such time, multiplied by (B) USD 1.58 divided by (C) the New PPS, minus (ii) the number of such ADSs held by such shareholder at such time. Such protection shall only be provided once. At closing on February 15, 2023 we also entered into a Lock-Up and Registration Rights Agreement (the “Lock-Up and Registration Rights Agreement”) with the shareholders of Immunorizon under which we undertook to file, by no later than 45 days following the closing of the Share Purchase Agreement, a registration statement on Form F-3 with the SEC (the “Registration Statement”) registering the resale of the 2,215,190 ADSs issued to the selling shareholders upon the closing of the Share Purchase Agreement and any Additional ADSs issued thereafter (if any). We undertook to use commercially reasonable efforts to keep the resale Registration Statement effective at least until February 15, 2025 (or such shorter period as will terminate when the selling shareholders of Immunorizon cease to hold the ADSs or all of our securities covered by the Registration Statement have been sold or withdrawn). On April 5, 2023, the registration statement registering the resale of the Immunorizon ADSs was declared effective in accordance with the Lock-Up and Registration Rights Agreement, and on May 15, 2023 the selling shareholders’ contractual lock-up agreement over disposition of any Immunorizon ADSs expired.

DESCRIPTION OF Preferred Shares

A description of our Preferred Shares can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 3, 2023.

DESCRIPTION OF American Depositary Shares

A description of the ADSs can be found in Exhibit 2.1, Description of Share Capital, to our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 3, 2023.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADSs and/or ordinary shares and/or Preferred Shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent and/or the warrant holder. Any warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Investors’ and Placement Agent’s Warrants in Private Placements

In June 2018 we issued to institutional investors unregistered warrants to purchase up to 163,000 ADSs representing 1,630,000 of our ordinary shares in private placements completed concurrently with a registered direct offering. Each warrant is exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. The exercise price per ADS purchasable upon exercise of the warrants is equal to USD 28 per ADS, subject to certain adjustments. We also issued unregistered warrants to purchase up to 22,820 ADSs representing 228,200 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them were registered by us in September 2019. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to USD 31.25 per ADS and expire on June 1, 2023. Of the above unregistered warrants issued by us in June 2018, unexercised warrants to purchase 185,820 ADSs representing 1,858,200 of our ordinary shares were subsequently registered by us in September 2019.

In January 2019 we issued to institutional investors unregistered warrants to purchase up to 257,143 ADSs representing 2,571,430 of our ordinary shares in private placements completed concurrently with a registered direct offering. Each warrant is exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. The exercise price per ADS purchasable upon exercise of the warrants is equal to USD 20 per ADS, subject to certain adjustments. We also issued unregistered warrants to purchase up to 24,000 ADSs representing 240,000 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised and the ADS and shares underlying them were registered by us in September 2019. The placement agent’s warrants are exercisable for cash, or under certain circumstances on a cashless basis at a per ADS exercise price equal to USD 21.875 per ADS and expire on January 18, 2024. Of the above unregistered warrants issued by us in January 2019, unexercised warrants to purchase 281,143 ADSs representing 2,811,430 of our ordinary shares were subsequently registered by us in September 2019.

On March 16, 2020, in a public offering on the Nasdaq, we raised USD 6 million gross (approximately USD 4.6 million net of placement agent fees including non- cash fees and other offering related expenses). In this public offering, we issued an aggregate of 962,000 ADS and 1,038,000 pre-funded warrants which were immediately exercised (an exercise price of USD 0.001 per ADS), and warrants to purchase an aggregate of up to 2,000,000 ADSs (hereinafter the “March 2020 warrants”). The March 2020 warrants were exercisable at an exercise price of USD 3.25 per ADS and had a term of exercise period of 5 years from the date of the issuance. In addition, we issued to the placement agent (or its designees) warrants to purchase up to 140,000 ADSs at a value of USD 241,000 which is included in the net amount raised above. All of the March 2020 warrants have since been exercised. All of the placement agent warrants remain exercisable at an exercise price of USD 3.75 per ADS and will terminate on March 12, 2025.

In April 2020, we entered into Warrant Exercise Letters (the “Exercise Agreement”), with certain institutional investors (the “Holders”) holding our warrants to purchase an aggregate of up to 2 million of ADSs (the “Exercise ADSs”), at an exercise price of USD 3.25 per ADS (the “March 2020 Warrants”), previously issued in a public offering pursuant to a registration statement on Form F-1 (File No. 333-235729) that was consummated in March 2020, pursuant to which the Holders agreed to exercise their March 2020 Warrants in full. Under the Exercise Agreement, we also agreed to issue to the Holders in a private placement new unregistered warrants to purchase 2,200,000 ADSs at an exercise price of USD 3.25 per ADS (the “April 2020 Investor Warrants”). The April 2020 Investor Warrants were exercisable immediately and have a term of exercise period of five and one-half (5.5) years from the date of the issuance. Each Holder (together with its respective affiliates) may not exercise any portion of the April 2020 Investor Warrants to the extent that the Holder would own more than 4.99% (or, at the Holder’s option upon initial issuance, 9.99%) of our outstanding Ordinary Shares immediately after exercise. However, upon at least 61 days’ prior notice a Holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Ordinary Shares after exercising the Holder’s April 2020 Investor Warrant up to 9.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the April 2020 Investor Warrant. We also issued unregistered warrants to purchase up to 140,000 ADSs representing 1,400,000 of our ordinary shares to H.C. Wainwright & Co., LLC or its designees (the “April 2020 PA Warrants” and together with the April 2020 Investor Warrants, the “April 2020 Warrants”), which will have the same terms as the April 2020 Investor Warrants except for an exercise price of USD 4.0625 per ADS). Of the above unregistered April 2020 Warrants, unexercised warrants to purchase 2,340,000 ADSs representing 23,400,000 of our ordinary shares were subsequently registered by us in May 2020. All of the April 2020 Investor Warrants have since been exercised. The April 2020 PA Warrants remain exercisable as per their terms described above.

In May 2020, we issued to certain institutional investors unregistered warrants to purchase up to 2,500,000 ADSs representing 25,000,002 of our ordinary shares at an exercise price of USD 4 per ADS (the “May 2020 Investor Warrants”) in private placements completed concurrently with a registered direct offering. The May 2020 Investor Warrants are exercisable immediately and have a term of exercise period of five and one-half (5.5) years from the date of the issuance. Each holder of a May 2020 Investor Warrant (together with its respective affiliates) may not exercise any portion of the May 2020 Investor Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon initial issuance, 9.99%) of our outstanding Ordinary Shares immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Ordinary Shares after exercising the holder’s May 2020 Investor Warrants up to 9.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the May 2020 Investor Warrant. We also issued unregistered warrants to purchase up to 175,000 ADSs representing 1,750,000 of our ordinary shares to designees of H.C. Wainwright & Co., LLC, the placement agent for May 2020 Offering (the “May 2020 PA Warrants,” and together with the May 2020 Investor Warrants, the “May 2020 Warrants”). Of the May 2020 Investor Warrants originally issued, warrants to purchase up to 793,333 ADSs representing 7,933,339 ordinary shares remain outstanding. The May 2020 PA Warrants have the same terms as the May 2020 Investor Warrants except for an exercise price of USD 5.00 per ADS and a term of exercise period of five years from the effective date of the May 2020 Offering. Pursuant to the May 2020 Warrants, if at the time of exercise, a registration statement registering the issuance of the ADSs underlying the May 2020 Warrants under the Securities Act is not then effective or available, the holder may exercise the May 2020 Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the May 2020 Warrants. Of the above unregistered May 2020 Warrants, unexercised warrants to purchase 2,675,002 ADSs representing 26,750,020 of our ordinary shares were subsequently registered by us in July 2020.

In June 2020, we issued to certain institutional investors registered warrants to purchase up to 1,944,444 ADSs representing 19,444,446 of our ordinary shares at an exercise price of USD 9 per ADS (the “June 2020 Investor Warrants”) as part of a registered direct offering of ADSs. The June 2020 Investor Warrants are exercisable immediately and have a term of exercise period of five (5) years from the date of the issuance. Each holder of a June 2020 Investor Warrant (together with its respective affiliates) may not exercise any portion of the June 2020 Investor Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon initial issuance, 9.99%) of our outstanding Ordinary Shares immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Ordinary Shares after exercising the holder’s June 2020 Investor Warrants up to 9.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the June 2020 Investor Warrant. We also issued registered warrants to purchase up to 194,443 ADSs representing 1,944,430 ordinary shares to designees of H.C. Wainwright & Co., LLC, the placement agent for June 2020 Offering (the “June 2020 PA Warrants,” and together with the June 2020 Investor Warrants, “the June 2020 Warrants”). Of the June 2020 Warrants originally issued, warrants to purchase up to 1,194,444 ADSs representing 19,144,446 of our ordinary shares remain unexercised. The June 2020 PA Warrants have the same terms as the June 2020 Investor Warrants except for an exercise price of USD 11.25 per ADS. Pursuant to the June 2020 Warrants, if at the time of exercise, a registration statement registering the issuance of the ADSs underlying the June 2020 Warrants under the Securities Act is not then effective or available, the holder may exercise the June 2020 Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the June 2020 Warrants.

H.C. Wainwright served as our exclusive placement agent for the registered offerings of our securities in each of June 2020, May 2020, March 2020, January 2019, June 2018, and July 2017, and in connection with the Exercise Agreement in April 2020. H.C. Wainwright also served as an underwriter for our initial public offering on Nasdaq in November 2015 and follow-on public offering in June 2016. The placement agent’s warrants and the ADSs underlying the placement agent’s warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate the placement agent’s warrants or the securities underlying the placement agent’s warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date. The exercise price and number of ADSs issuable upon exercise of the placement agent’s warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

FameWave Transaction Warrants

On March 14, 2019, we entered into the Acquisition Agreement to acquire 100% of FameWave Ltd. (“FameWave”). In consideration of the transfer of the FameWave shares to us and the other obligations set forth in the Acquisition Agreement, the aggregate purchase price paid by us for 100% of FameWave shares consisted of the issuance by us to the former FameWave shareholders, and, on behalf of FameWave, to certain other rights holders in FameWave, (a) 807,561 of ADSs and such ADSs with aggregate value of USD 9,933,000 based on the price per ADS of USD 1.23, which served as the total consideration for 100% of the fully diluted share capital of FameWave and (b) warrants to purchase 403,781 additional ADSs (the “FameWave Warrants”), with an exercise price equal to USD 1.98 per ADS, and with a term of exercise of 4 years beginning on the date of issuance, and subject to other terms and conditions as set forth herein and in the Warrant Agreements, the form of which was attached to the Acquisition Agreement. As part of the Acquisition Agreement, three investors in FameWave invested an aggregate USD 3.5 million in us in exchange for an additional 284,553 newly issued ADSs of the Company, priced at USD 1.23 per ADS. The transaction closed on January 7, 2020. In May 2020 we registered the 403,781 ADSs underlying the FameWave Warrants, all previously issued by us in January 2020. As of the date of this prospectus, none of the FameWave Warrants have been exercised.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents By Reference” beginning on page 26 of this prospectus. We urge you to read any applicable prospectus supplement and the applicable warrant agreement, in their entirety.

DESCRIPTION OF OVERALLOTMENT PURCHASE RIGHTS

We may issue overallotment purchase rights to purchase ADSs and/or ordinary shares and/or Preferred Shares and/or warrants and/or subscription rights and/or units. Overallotment purchase rights may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Any overallotment purchase rights will be issued under a form of overallotment purchase right and/or overallotment purchase agreement to be filed with the SEC. The terms of any overallotment purchase rights to be issued and a description of the material provisions of the applicable form of overallotment purchase right will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any overallotment purchase rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the form of such overallotment purchase rights;

●	the aggregate number of such overallotment purchase rights;

●	the price or prices at which such overallotment purchase rights will be issued and exercised;

●	the currency or currencies in which the price of such overallotment purchase rights will be payable;

●	the securities purchasable upon exercise of such overallotment purchase rights;

●	the date on which the right to exercise such overallotment purchase rights shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such overallotment purchase rights which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such overallotment purchase rights are issued and the number of such overallotment purchase rights issued with each such security;

●	if applicable, the date on and after which such overallotment purchase rights and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the overallotment purchase rights;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the overallotment purchase rights;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the overallotment purchase rights, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any overallotment purchase rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of overallotment purchase right, which will be filed with the SEC if we offer overallotment purchase rights. For more information on how you can obtain copies of the applicable form of overallotment purchase right if we offer overallotment purchase rights, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 26 of this prospectus. We urge you to read the applicable form of overallotment purchase right and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares, and/or Preferred Shares, and/or ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share, and/or preferred share, and/or ADS upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares, and/or Preferred Shares, and/or ADSs, which may be purchased per subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 26 of this prospectus. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information” beginning on page 23 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 26 of this prospectus. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF CAPITAL NOTES

We may from time to time offer and sell under this prospectus capital notes, referred to herein as equity equivalent capital notes. When we offer to sell a particular series of capital notes, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of capital notes.

The capital notes are instruments of equity and not debt. Unless otherwise specified in a prospectus supplement, (i) the face amounts of the capital notes will not bear interest nor will they be linked to any index, (ii) the face amounts of the capital notes will only payable by us out of distributions made upon the winding-up, liquidation or dissolution of our company on a pari passu and pro rata basis with the holders of our ordinary shares and (iii) we will have no right to prepay or redeem the equity equivalent capital notes. In addition, the holder may at any time, convert the face amount of the equity equivalent capital notes, in whole or in part, without payment of any additional consideration, into ADSs or ordinary shares, as set forth in the equity equivalent capital note, at a conversion price agreed with the holder. Unless otherwise specified in a prospectus supplement, the equity equivalent capital notes shall have no maturity date and the right to convert into ADSs or ordinary shares shall not expire.

The terms of any particular series of equity equivalent capital notes will be set forth in the purchase agreement with the purchasers and the governing capital note certificate, each of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The foregoing summary of the equity equivalent capital notes is not complete. We encourage you to read the purchase agreement and capital note certificate, because they, and not this summary, will govern your rights as a holder of equity equivalent capital notes.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

●	in any combination of these methods of sale;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at the market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, Preferred Shares, or ADSs may be issued upon conversion of other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at the market sales pursuant to a distribution agreement, we will sell our ordinary shares, Preferred Shares, or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares, Preferred Shares, or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares, Preferred Shares, or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares, Preferred Shares, or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, Preferred Shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus has been passed upon by the ABZ Law Office of Jerusalem, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Purple Biotech Ltd. and its subsidiaries as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through this web site at http://www.sec.gov. For so long as we are also listed on the TASE, these SEC filings are also generally available to the public on (i) the Israel Securities Authority’s Magna website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

In addition, since our ordinary shares are currently traded on the TASE, we also presently report to ISA and the TASE in accordance with the Securities Regulations (Periodic and Immediate Reports of a Foreign Body Corporate) 5761-2000, promulgated thereunder (the “Dual-Listed Reporting Requirements”). Pursuant to the Dual-Listed Reporting Requirements, we prepare our periodic and immediate reports in accordance with U.S. securities laws and reporting requirements. Our major shareholders are required to make applicable ownership disclosures in accordance with U.S. securities laws and reporting requirements. We generally initially file or furnish our reports, as applicable, to the SEC. We then submit copies of the SEC filings and submissions to ISA and TASE, including any filings made by our major shareholders with respect to their holdings in the Company, in accordance with the Dual-Listed Reporting Requirements. Such copies can be retrieved electronically through the websites for listed company reports of ISA (www.magna.isa.gov.il) and TASE (www.maya.tase.co.il).

As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. As permitted under the Companies Law, and the Notice Regulations which were enacted pursuant to such law, and as set forth in our amended and restated articles of association, we are not required to physically deliver a notice of a shareholders meeting, a proxy statement or a voting slip. We prepare notices of general meetings of our shareholders, as well as the accompanying proxy statements, voting slips and voting instruction forms, (collectively, the “Proxy Materials”) in accordance with applicable laws, rules and regulations and disclosure requirements in the State of Israel, as such are applicable to a company whose shares are traded on both the TASE and the Nasdaq, and which reports to the SEC as a foreign private issuer and to ISA and the TASE in accordance with the Dual-Listed Reporting Requirements. Our Proxy Materials may not necessarily be mailed to our beneficial shareholders in Israel, or to our beneficial ADS holders in the U.S. We will furnish to the SEC on Form 6-K the forms of our Proxy Materials, and they will be made available to the public on the SEC’s website at www.sec.gov. For so long as we are also listed on the TASE, we will also submit the Proxy Materials to ISA and TASE and they will be made available to the public on their respective websites for listed company reports: www.magna.isa.gov.il and www.maya.tase.co.il. We will also include the Proxy Materials on our corporate website, to the extent required under the Companies Law and the applicable regulations enacted thereunder governing publication of notices of general meetings of our shareholders and the distribution of the Proxy Materials. The circulation of by us of any Proxy Materials should not be taken as an admission that we are subject to the proxy rules under the Exchange Act, nor as an admission that in doing so we are not availing, nor that we may not avail, ourselves of any, or all of, the exemptions set forth under Regulation 3 of the Companies Regulations (Relief Regulations for Companies Whose Securities are Listed for Trading on an Exchange Outside of Israel), 5760-2000. Furthermore, nothing in the form or content of, and/or the language in, any of our Proxy Materials should be taken as an admission by us with respect to that which is stated under Regulation 5 of the Notice Regulations concerning the applicability (or lack thereof) of instructions under relevant non-Israeli law as to the content our Proxy Materials, insofar as such may apply to certain matters on the agenda of the applicable meeting of securities holders.

In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which are examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the Nasdaq Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year. We have also agreed contractually under the Sales Agreement to provide on Form 6-K an interim balance sheet and income statement as of the end of the first and third quarters of each fiscal year.

We maintain a corporate website at www.purple-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Exhibit 2.1 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2023, including any amendments or reports filed for the purpose of updating the description;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2023; and

●	our Reports on Form 6-K furnished to the SEC on March 16, 2023, March 24, 2023, April 19, 2023, April 25, 2023, May 1, 2023 and May 16, 2023.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Purple Biotech Ltd.

4 Oppenheimer Street

Science Park

Rehovot 7670104, Israel

Tel: +972-3-933-3121; Fax: +972-3-509719

Attention: Chief Financial Officer

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the dates on the front cover of those documents, or such earlier date, that is indicated in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

OFFERING EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and FINRA filing fee.

Pursuant to Rule 415(a)(6) under the Securities Act, a portion of the filing fee in the amount of USD 15,584.14 relates to USD 134,461,955 of securities which remain unsold under the Registration Statement on Form F-3 (File No. 333-235327) filed on December 2, 2019, and declared effective on December 13, 2019. We previously carried forward a registration fee of USD 21,131.35 in connection with the filing of the Prior Registration Statement of which USD 15,584.14 relates to the Unsold Securities. The USD 15,584.14 previously paid filing fee relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. For reasons stated above, the net SEC registration fee paid in connection with this registration statement is USD 7,222.29. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	USD	22,806.43
FINRA filing fee[1]	USD	10,330.71
Legal fees and expenses	USD	20,000
Accountants fees and expenses	USD	10,000
Miscellaneous	USD	40,000

Total	USD	103,137.14

[1]	Fees previously paid to FINRA relating to the Unsold Securities registered under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. Fees paid to FINRA in connection with the filing of this registration statement are therefore calculated solely based on the proposed maximum aggregate offering price of the securities newly registered on this registration statement.

Up to $2,300,000

American Depositary Shares each representing two hundred (200) Ordinary Shares

Purple Biotech Ltd.

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 19, 2025